Lesse Castleberry

(212) 479-6310

lcastleberry@cooley.com

December 21, 2012

Gladstone Land Corporation

1521 Westbranch Drive, Second Floor

McLean, Virginia 22102

Ladies and Gentlemen:

You have requested our opinions with respect to certain federal income tax matters in connection with the proposed initial public offering by Gladstone Land Corporation (the “Company”) of up to 3,833,334 shares of common stock, par value $0.001 per share, of the Company (the “Offering”), including 500,000 shares for which the underwriters have been granted an over-allotment option (collectively, the “Shares”), as more fully described in the Registration Statement on Form S-11 (File No. 333-183965), filed with the Securities and Exchange Commission on September 18, 2012, and amended through the date hereof (the “Registration Statement”), and the prospectus included therein (the “Prospectus”). Unless otherwise defined, all capitalized terms used herein have the respective meanings set forth in the Registration Statement.

We have acted as counsel to the Company with respect to the Offering. As such, and for the purpose of rendering this opinion, we have examined, and are relying upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents (including all exhibits and schedules attached thereto):

(i) The Registration Statement and exhibits thereto, including the Articles of Incorporation and Bylaws of the Company and the Agreement of Limited Partnership of Gladstone Land Limited Partnership, a Delaware limited partnership (the “Partnership”);

(ii) The letter from Gladstone Management Corporation, a Delaware corporation (the “Adviser”) and the Company to this firm, dated December 21, 2012, (the “Tax Representation Letter”), representing, among other things, the truth and accuracy of the representations attributed to them and statements about the organization and operation of the Company and the Partnership in the Prospectus; and

(iii) Such other instruments and documents related to the formation, organization and operation of the Company and the Offering as we have deemed necessary or appropriate.

In connection with rendering this opinion, we have assumed (without any independent investigation or review thereof) that:

(i)	Original documents submitted to us (including signatures thereto) are authentic, documents submitted to us as copies conform to the original documents, and that natural persons executing any such documents have the legal capacity to do so;

1114 AVENUE OF THE AMERICAS, NEW YORK, NY 10036  T: (212) 479-6000  F: (212) 479-6275  WWW.COOLEY.COM

Gladstone Land Corporation

December 21, 2012

(ii) All representations, warranties and statements regarding facts made or agreed to by the Adviser, the Company, the Partnership, their managements, employees, officers, directors, stockholders, partners and affiliates in connection with the Offering, including, but not limited to, those set forth in the Registration Statement (including exhibits) and the Tax Representation Letter, are true and accurate at all relevant times;

(iii) The Company will not make any amendments to its organizational documents or the Partnership Agreement after the date of its qualification as a real estate investment trust (a “REIT”) under Section 856 of the Internal Revenue Code of 1986, as amended (the “Code”) that would affect its qualification as a REIT for that taxable year or any taxable year thereafter;

(iv) No action will be taken by the Adviser, the Company, the Partnership, their managements, employees, officers, directors, stockholders, partners and affiliates, after the date hereof that would have the effect of altering the facts upon which the opinions set forth below are based;

(vi) The Offering will be consummated in accordance with the description in the Prospectus; and

(vii) Any representation or statement regarding facts made “to the knowledge of” or similarly qualified is correct without such qualification.

We have also assumed, and you have represented, that during its taxable year ending December 31, 2012, and future taxable years, the Company has operated and will operate in a manner that will make the representations contained in the Tax Representation Letter true for such years. We understand, and you have represented, that the Company intends to qualify as a REIT commencing with its taxable year ending December 31, 2013 or December 31, 2014.

Based on our examination of the foregoing items and subject to the limitations, qualifications, assumptions and caveats set forth herein, we are of the opinion that, under federal income tax laws as of the date hereof:

(i) The Company’s organization and proposed method of operation commencing with its taxable year ending December 31, 2013, or, in the event that the Company does not elect to be taxed as a REIT for the year ending December 31, 2013, then for the taxable year ending December 31, 2014, will enable it to meet the requirements for qualification and taxation as a REIT for such taxable year and for subsequent taxable years; and

(ii) The statements contained in the Prospectus under the captions “Federal Income Tax Consequences of Our Status as a REIT,” and “Other Tax Consequences,” insofar as such statements constitute matters of law, summaries of legal matters, or legal conclusions, fairly present in all material respects, the matters referred to therein.

1114 AVENUE OF THE AMERICAS, NEW YORK, NY 10036  T: (212) 479-6000  F: (212) 479-6275  WWW.COOLEY.COM

Gladstone Land Corporation

December 21, 2012

You should note that actual qualification of the Company as a REIT will depend upon the Company’s meeting, through its actual operations, the various qualification tests imposed by the Code and that no prediction as to those actual operating results is implied by our opinion.

This opinion relates only to matters of federal income tax law and does not address the state, local or foreign tax treatment of the Company. In addition, no opinion is expressed as to any federal income tax consequence except as specifically set forth herein, and this opinion may not be relied upon except with respect to the consequences specifically discussed herein. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the representations described above, including in the Registration Statement, may affect the conclusions stated herein.

This opinion only represents our best judgment as to the federal income tax status of the Company and is not binding on the Internal Revenue Service or any court of law, tribunal, administrative agency or other governmental body. The conclusions are based on the Code, existing judicial decisions, administrative regulations and published rulings. No assurance can be given that future legislative, judicial or administrative changes or interpretations would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, by rendering this opinion, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

This opinion is being delivered solely in connection with the filing of the Registration Statement and is intended for use in connection with the transactions set forth therein. This opinion may not be relied upon or utilized for any other purpose. However, this opinion may be relied upon by persons entitled to rely on it pursuant to applicable provisions of federal securities law, including purchasers of Shares in this offering.

We consent to the reference to our firm under the caption “Federal Income Tax Consequences of Our Status as a REIT” in the Prospectus and to the reproduction and filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

Cooley LLP

/s/ Lesse Castleberry

Lesse Castleberry

1114 AVENUE OF THE AMERICAS, NEW YORK, NY 10036  T: (212) 479-6000  F: (212) 479-6275  WWW.COOLEY.COM